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                                UNITED STATES
                     SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D.C. 20549
                             ___________________

                                  FORM 8-K

                               CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF
                     THE SECURITIES EXCHANGE ACT OF 1934


    Date of report (Date of earliest event reported):   August 2, 2004

                       FARMSTEAD TELEPHONE GROUP, INC.
             (Exact Name of Registrant as Specified in Charter)


           Delaware                    0-15938              06-1205743
(State or Other Jurisdiction of      (Commission          (IRS Employer
        Incorporation)               File Number)       Identification No.)


22 Prestige Park Circle, East Hartford, CT                  06108-3728
 (Address of Principal Executive Offices)                   (Zip Code)


     Registrant's telephone number, including area code: (860) 610-6000

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ITEM 5.  OTHER EVENTS AND REGULATION FD DISCLOSURE

      On August 5, 2004, Farmstead Telephone Group, Inc. issued a press release announcing that that on August 2, 2004, the Company received notification from Avaya, Inc. that, effective July 30, 2004, it was terminating the Authorized Remarketing Supplier aftermarket program (the "ARS Program") under which the Company sold "Classic Avaya(TM)" products. The Company will be allowed continued use of the Classic Avaya licensed trade mark for a period of 90 days from the termination date. Avaya is currently developing successor programs to the ARS Program, and the Company expects to be included in these programs. Since the beginning of 2004, in anticipation of the possible termination of the ARS Program, the Company has been selling "Farmstead Certified" refurbished equipment in addition to "Classic Avaya"-labeled refurbished equipment. The Company believes that the termination of the ARS Program will not have a material adverse impact on the Company. The press release is attached hereto as Exhibit 99.1.

ITEM 7(C).  EXHIBITS

99.1    Press release dated August 5, 2004.


                                 SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                       FARMSTEAD TELEPHONE GROUP, INC.


                                       By:  /s/ ROBERT G. LAVIGNE
                                            -------------------------------
                                            Robert G. LaVigne
                                            Executive Vice President &
                                            Chief Financial Officer

Date:  August 5, 2004


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